Your Ref:

Our Ref:

521/217/3416

May 29, 2006

Office of the Chief Accountant

U.S. Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

United States of America

Dear Sir/Madam,

We have read Item 4.02 included in Form 8-K/A dated May 9, 2006 of Puda Coal, Inc. and are in agreement with the statements contained therein.

Moore Stephens

Certified Public Accountants

Hong Kong